UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2023

TuSimple Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9191 Towne Centre Drive, Suite 150
San Diego, CA 92122
(Address of principal executive offices, including zip code)
(619) 916-3144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

TuSimple Holdings Inc. (the “Company”) previously announced a broad restructuring plan to rebalance the Company’s cost structure in alignment with its strategic priorities in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 21, 2022 and May 18, 2023. The Company also previously disclosed its strategy to pause freight revenue operations in the U.S. and the evaluation of strategic alternatives for its U.S. business, including a sale of the U.S. operations or a sale of certain U.S. assets, as the Company aims to shift its focus to the Asia-Pacific region.

On November 30, 2023, the Company’s Board of Directors (the “Board”) authorized an additional restructuring plan (the “Restructuring Plan”), which includes a reduction in the Company’s U.S. workforce by approximately 150 employees, or 75% and 19% of the Company’s U.S. and global workforces, respectively. Following the workforce reduction pursuant to the Restructuring Plan, the Company’s global full-time employees (“FTEs”) are expected to be approximately 700 FTEs. The Company anticipates that the remaining U.S. workforce will focus on winding down the Company’s U.S. operations, including through sales of U.S. assets, and assisting with the Company’s strategic shift to the Asia-Pacific region.

The Company currently estimates that it will incur one-time charges of approximately $7 million to $8 million in connection with the Restructuring Plan, consisting primarily of cash expenditures for employee transition, notice period and severance payments, employee benefits, and related costs. The majority of the restructuring charges per the Restructuring Plan will be recorded in the fourth quarter of 2023, and the full execution of the Restructuring Plan will be substantially completed by the end of the fiscal year 2024.

The foregoing estimates of the charges the Company expects to incur under the Restructuring Plan are subject to assumptions and actual charges may differ from such estimates.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding the Company’s strategy, the Restructuring Plan, and potential cost-savings. These statements are based on current expectations as of the date of this report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Many important factors could cause actual future events to differ materially from the forward-looking statements in this report, including, but not limited to, those related to the Company’s Restructuring Plan, including potential cost-savings, autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, the Company’s reliance on third-party suppliers, the Company’s potential product liability or warranty claims, the protection of the Company’s intellectual property, the Company’s involvement in securities class action litigation and in government or regulatory investigations, inquiries, and actions, and the Company’s plans to wind down the U.S. operations. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. The foregoing list of factors is not exhaustive.

You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on September 7, 2023, and the Company’s other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Chief Financial Officer
Dated: December 4, 2023